Exhibit 10.45

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the year and date above first written.

LANDLORD:

900 NORTH MICHIGAN, LLC, a Delaware limited liability company

By:	/s/ Barry Graham
Name:	Barry Graham
Title:	VP

TENANT:

GROSVENOR CAPITAL MANAGEMENT, LP., an Illinois limited partnership

By:	/s/ Burke Montgomery
Name:	Burke Montgomery
Title:	General Counsel

SIGNATURE PAGE TO EIGHTH AMENDMENT TO OFFICE LEASE

EIGHTH AMENDMENT TO OFFICE LEASE

THIS EIGHTH AMENDMENT TO OFFICE LEASE (this "**Amendment**") is made and entered into as of December 26th, 2019 (the "**Effective Date**"), by and between **900 NORTH MICHIGAN, LLC**, a Delaware limited liability ("**Landlord**"), and **GROSVENOR CAPITAL MANAGEMENT, L.P.**, an Illinois limited partnership ("**Tenant**").

RECITALS:

A. Landlord's predecessor in interest, LaSalle Bank National Association, as Trustee under that certain Trust Agreement dated March 1, 1984 and known as Trust No. 107701 (the "**Trust**"), and Tenant entered into that certain Office Lease dated as of December 17, 2004 (the "**Original Lease**") pursuant to which the Trust leased to Tenant, and Tenant leased from the Trust, the "Premises" (as therein defined), in the property known as 900 North Michigan Building ("**Building**") the address of which is 900 North Michigan Avenue, Chicago, Illinois 60611 and consisting of approximately 72,883 rentable square feet on the 11th, 12th and 20th floors of the Building (the "**Original Premises**").

B. On or about April 27, 2005, the Trust assigned its interest in the Lease to Landlord.

C. On or about May 31, 2007, Tenant and Landlord entered into a First Amendment to Office Lease (the "**First Amendment**") to provide for Tenant's lease of additional space in the Building by subleasing from JMB Realty Corporation, a Delaware corporation ("**JMB**"), certain space located on the 13th floor of the Building, pursuant to that certain Sublease Agreement, dated as of June 1, 2007, by and between JMB and Tenant, as consented to and agreed upon by Landlord, as amended (as amended from time to time, the "**Sublease**").

D. On or about July 1, 2008, Tenant and Landlord entered into a Second Amendment to Office Lease (the "**Second Amendment**") to provide for Tenant's lease of additional space in the Building by exercising its right of first opportunity to lease certain space containing approximately 3,889 rentable square feet, and located on the 17th floor of the Building (together with the Original Premises, the "**Current Premises**").

E. On or about August 31, 2009, Tenant and Landlord entered into a Third Amendment to Office Lease (the "**Third Amendment**") to subordinate Tenant's right of first offer and right of first refusal with respect to certain space on the 18th floor of the Building to the right of the existing tenant thereunder to extend the current term of its lease.

F. On or about September 1, 2011, Tenant and Landlord entered into a Fourth Amendment to Office Lease (the "**Fourth Amendment**") to subordinate Tenant's right of first refusal and right of first offer with respect to certain space on the 16th and 17th floors of the Building to the right of LAMB Partners, an Illinois general partnership ("**Lamb**").

G. On or about May 31, 2012, Tenant and Landlord entered into a Fifth Amendment to Office Lease (the "**Fifth Amendment**") to, among other things, extend the term of the Lease and to provide for the addition of the Sublease Space (*i.e.*, approximately 24,247 rentable square

feet, and located on the 13th Floor of the Building and approximately 12,178 rentable square feet, and located on the 9th Floor of the Building, for an aggregate of approximately 36,425 rentable square feet) to the Lease from and after the Sublease Termination Date.

H. On or about January 18, 2013, Tenant and Landlord entered into a Sixth Amendment to Office Lease (the "**Sixth Amendment**") to, among other things, correct the calculation of Base Rent during the Early Extension Period.

I. On or about November 30, 2017, Tenant and Landlord entered into a Seventh Amendment to Office Lease (the "**Seventh Amendment**") to, among other things, amend the Termination Right set forth in Paragraph 7 of the Fifth Amendment. The Original Lease, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment and the Seventh Amendment, are hereinafter referred to together as the "**Existing Lease**, " and the Existing Lease, as amended by this Amendment, is referred to herein as the "**Lease**."

J. Tenant desires to expand the Current Premises by leasing approximately twelve thousand one hundred four (12,104) rentable square feet on Floor 17, Suite 1700 (the "**17th Floor Expansion Premises**"), and designated on the plan attached hereto as **Exhibit A**, pursuant to the terms of this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the parties do hereby agree as follows:

1. **17th Floor Expansion Premises**.

(a) From and after January 1, 2020 (the "**17th Floor Expansion Premises Delivery Date**"), the 17th Floor Expansion Premises shall be added to and become part of the Premises for a period co-terminous with the Term of the Lease, and otherwise subject to all of the terms and conditions of the Lease currently in effect, except as expressly modified herein. Effective as of 17th Floor Expansion Premises Delivery Date, all references to "Premises" in the Lease shall include the "17th Floor Expansion Premises."

(b) Tenant acknowledges that the terms and provisions of this Amendment are specifically contingent upon Landlord obtaining uncontested, exclusive legal right, title, interest and possession of the 17th Floor Expansion Premises from the existing occupant of the 17th Floor Expansion Premises. Subject to the existing tenant's surrender of the 17th Floor Expansion Premises, Landlord shall deliver the 17th Floor Expansion Premises to Tenant on the 17th Floor Expansion Premises Delivery Date. If Landlord is unable to tender possession of the 17th Floor Expansion Premises on or before the 17th Floor Expansion Premises Delivery Date, then (i) the validity of this Amendment shall not be affected or impaired thereby, (ii) Landlord shall not be in default hereunder or be liable for damages therefor beyond the abatement of Base Rent and Tenant's Prorata Share of Operating Expenses and Taxes, each solely with respect to 17th Floor Expansion Premises, until Landlord tenders possession of the 17th Floor Expansion Premises to Tenant, and (iii) Tenant shall accept possession of the 17th Floor Expansion Premises when Landlord tenders possession thereof to Tenant. However, if Landlord is unable to tender

possession of the 17th Floor Expansion Premises on or before the 17th Floor Expansion Premises Delivery Date due to any act or omission of Tenant or Tenant's servants, contractors, agents or employees, or any default by Tenant (without regard to any applicable grace or notice and cure periods) of any provisions contained in the Lease, then there shall be no abatement of Base Rent and Tenant's Prorata Share of Operating Expenses and Taxes, each solely with respect to 17th Floor Expansion Premises, due to such failure by Landlord. If Tenant shall enter possession of all or any part of the 17th Floor Expansion Premises prior to the 17th Floor Expansion Premises Delivery Date, all of the covenants and conditions of the Lease shall be binding upon the parties hereto in respect of such possession the same as if the 17th Floor Expansion Premises Delivery Date had been fixed as of the date when Tenant entered such possession, and except that, strictly with respect to the period prior to the 17th Floor Expansion Premises Delivery Date, Tenant shall have no obligation to pay Base Rent and Tenant's Prorata Share of Operating Expenses and Taxes, each solely with respect to 17th Floor Expansion Premises. Such early possession of the 17th Floor Expansion Premises shall not advance the expiration of the Term.

2. **Base Rent for the 17th Floor Expansion Premises**. From and after the 17th Floor Expansion Premises Delivery Date, Tenant shall pay "Base Rent" pursuant to and in accordance with Paragraph 2 of the Original Lease in the following amounts for the 17th Floor Expansion Premises:

17th Floor Expansion Premises Base Rent *(i.e., 12,104 rentable square feet)*			
Period	**Annual Base Rent**	**Monthly Base Rent**	**Base Rent Per Square Foot of Rentable Area**
January 1, 2020 - June 30, 2020	$323,782.00	$26,981.83	$26.75
July 1, 2020 - September 30, 2020	$248,132.00	$20,677.67	$20.50
October 1, 2020 - September 30, 2021	$254,184.00	$21,182.00	$21.00
October 1, 2021 - September 30, 2022	$260,236.00	$21,686.33	$21.50
October 1, 2022 - September 30, 2023	$266,288.00	$22,190.67	$22.00
October 1, 2023 - September 30, 2024	$272,340.00	$22,695.00	$22.50
October 1, 2024 - September 30, 2025	$278,392.00	$23,199.33	$23.00
October 1, 2025 - September 30, 2026	$284,444.00	$23,703.67	$23.50

3. **Tenant's Prorata Share**. From and after the 17th Floor Expansion Premises Delivery Date, all references to "Tenant's Pro Rata Share" or "Tenant's Prorata Share" shall mean 29.16% which is the aggregate square footage of the Premises (*i.e.* 88,876 rentable square feet) divided by 304,799 square feet being the rentable area of the Office Section.

4. **Possession of the 17th Floor Expansion Premises; 17th Floor Expansion Work**.

a. Tenant has inspected the 17th Floor Expansion Premises and agrees to accept the same in its "as is" condition as of the date hereof, including the presence of all of the fixtures and

furniture utilized by the existing occupant of the 17th Floor Expansion Premises (the "**Existing FF&E**") in 17th Floor Expansion Premises prior to the date hereof. No promise of Landlord to alter, remodel or improve the Existing FF&E, the 17th Floor Expansion Premises or the Building and no representation by Landlord or its agents respecting the condition of the Existing FF&E, the 17th Floor Expansion Premises or the Building have been made to Tenant or relied upon by Tenant, other than as expressly set forth in this Amendment.

b. Tenant desires to perform certain improvements to the 17th Floor Expansion Premises by constructing therein certain alterations and improvements appropriate for use as an office, which alterations and improvements shall be generally consistent with the quality of finishes used as the "building standard" (all such work, together with the Utility Separation Work (as defined below) for the utilities serving 17th Floor Expansion Premises, being collectively referred to herein as the "**17th Floor Expansion Work**"). The 17th Floor Expansion Work shall not include, and Tenant shall not pay the costs thereof, the Demising Wall (as defined below) and the Utility Separation Work for the utilities serving Suite 1730.

c. Landlord and Tenant acknowledge that the tenant of Suite 1730 (the "**Suite 1730 Tenant**") is constructing, at the Suite 1730 Tenant's sole cost and expense, a full height (to the underside of the deck above) demising wall between the 17th Floor Expansion Premises and that certain space commonly known as Suite 1730 in the Building (the "**Demising Wall**") pursuant to that certain First Amendment to Office Lease, dated as of the date hereof, by and between Landlord and the Suite 1730 Tenant. With Landlord's reasonable approval, Tenant shall (i) at mutually agreeable times, reasonably cooperate and coordinate with the Suite 1730 Tenant regarding the construction of the Demising Wall and the Utility Separation Work for utilities serving Suite 1730 so that the Suite 1730 Tenant may cause the Demising Wall and the Utility Separation Work for utilities serving Suite 1730 to be completed in January 2020, and (ii) complete the Utility Separation Work with respect to the 17th Floor Expansion Premises as may be required in connection with the separation of the 17th Floor Expansion Premises and Suite 1730. Landlord and Tenant acknowledge that the Suite 1730 Tenant shall be responsible for, at the Suite 1730 Tenant's sole cost and expense, performing all Utility Separation Work for the utilities serving Suite 1730. Through January, 2020, Tenant shall provide the Suite 1730 Tenant with reasonable access to the 17th Floor Expansion Premises to construct the Demising Wall and for the Utility Separation Work relative to Suite 1730. Tenant's representative shall have the opportunity to accompany the Suite 1730 Tenant when providing access to the 17th Floor Expansion Premises. In connection with the construction of the Demising Wall and the separation of Suite 1730 and the 17th Floor Expansion Premises, Tenant, at its sole cost and expense, shall be responsible for (i) the finish work to the face of the Demising Wall exposed to the 17th Floor Expansion Premises, and (ii) any associated Utility Separation Work for the utilities serving the 17th Floor Expansion Premises. The term "**Utility Separation Work**" shall mean any associated utility separation work required in connection with the separation of the 17th Floor Expansion Premises and Suite 1730 and the construction of the Demising Wall, including but not limited to, the disconnection, relocation, installation, relocation or rewiring of the electrical meter, sprinkler heads, VAV boxes, HVAC vents, electrical outlets, lighting circuits and cable work.

d. Prior to performing the 17th Floor Expansion Work , Tenant shall (a) submit to Landlord for approval a set of drawings and plans (the "**Drawings**") prepared by space planners,

architects or contractors which shall comply with all union requirements relating to performance of the work, including, without limitation, employment of union labor for performance of work or operation of equipment, at Tenant's sole cost and expense, if in Landlord's reasonable discretion, union labor is required to avoid strikes, picketing and boycotts, and shall be reasonably approved by Landlord, and (b) obtain permits for the 17th Floor Expansion Work. Landlord shall, within ten (10) business days after receipt of the Drawings, either approve the Drawings, or disapprove the same advising Tenant of the reasons for such disapproval. In the event Landlord disapproves the Drawings, Tenant shall modify the same, taking into account the reasons given by Landlord for disapproval, and shall submit the revised Drawings to Landlord within five (5) business days after receipt of Landlord's initial disapproval and the process under this Paragraph 4(d) shall be repeated until Landlord approves the Drawings. No changes, modifications, alterations or additions to the approved Drawings (a "**Change Order**") may be made without the prior written consent of Landlord after the written request therefor by Tenant. The parties acknowledge that Landlord is not an architect or engineer, and that the 17th Floor Expansion Work will be designed and performed by independent architects, engineers and contractors. Accordingly, Landlord's approval of the Drawings or a Change Order does not represent a warranty or guaranty of the 17th Floor Expansion Work by Landlord, and Landlord shall have no liability therefor.

(c) The 17th Floor Expansion Work shall comply in all respects with the following: (i) the Building Code of the City of Chicago and the State of Illinois, and State, County, City or other laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other such person, (ii) applicable standards of the National Board of Fire Underwriters and National Electrical Code and (iii) building material manufacturer's specifications. Landlord may impose reasonable additional requirements from time to time in order to ensure that the 17th Floor Expansion Work (including the construction thereof) does not reasonably disturb or interfere with any other tenants of the Building, or their visitors, contractors or agents, nor interfere with the efficient, safe and secure operation of the Building. Each contractor, subcontractor and supplier participating in the 17th Floor Expansion Work shall guarantee that the portion thereof for which he is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Every such contractor, subcontractor and supplier shall be responsible for the replacement or repair, without any additional charge, of all work done or furnished in accordance with its contract which shall become defective within one (1) year after completion thereof. The correction of such work shall include, without additional charge, all additional expenses and damages in connection with such removal or replacement of all or any part of the 17th Floor Expansion Work and/or the Building and/or common areas, or work which may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Expansion Work shall be contained in the contract or subcontract which shall be written such that said warranties or guarantees shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give Landlord any assignment or other assurances necessary to effect such right of direct enforcement. Copies of all contracts and subcontracts shall be furnished to Landlord promptly after the same are entered.

e. Tenant shall pay all costs (the "**Costs of the 17th Floor Expansion Work**") associated with the 17th Floor Expansion Work whatsoever, including without limitation, all permits, inspection fees, fees of space planners, architects, engineers, and contractors, the cost of all labor and materials, bonds, insurance, and any structural or mechanical work, or modifications to any building mechanical, electrical, plumbing or other systems and equipment, either within or outside the 17th Floor Expansion Premises required as a result of the layout, design, or construction of the 17th Floor Expansion Work. Landlord shall waive the supervisory fee for the 17th Floor Expansion Work so long as the 17th Floor Expansion Work does not require Landlord to engage a structural engineer to review and approve of the 17th Floor Expansion Work. If Landlord is required to engage a structural engineer to review and approve of the 17th Floor Expansion Work, then Tenant shall pay the reasonable, out-of-pocket costs for such structural engineer.

f. Notwithstanding anything to the contrary contained in the Existing Lease regarding any allowance that Landlord may make available to Tenant pursuant to Paragraphs 57 or 58 of the Existing Lease, each as amended by the Fifth Amendment, Tenant acknowledges and agrees that Landlord shall not pay to Tenant any ROFO Space Allowance or ROFR Space Allowance in connection with Tenant's acceptance of the 17th Floor Expansion Premises.

5. **Notices**. Paragraph 52 of the Original Lease is deleted in its entirety and replaced with the following:

All notices to be given under this Lease shall be in writing and either hand delivered, delivered by nationally recognized overnight courier or deposited in the United States mail, certified or registered mail with return receipt requested, postage prepaid, addressed as follows:

If to Landlord:
900 North Michigan, LLC
900 North Michigan Avenue,
Suite 1400
Chicago, Illinois 60611
Attention: General Counsel

With a copy to:
Office of the Building
900 North Michigan Avenue
Chicago, Illinois 60611

or to such other person or such other address designated by notice sent by Landlord to Tenant.

If to Tenant:
Grosvenor Capital Management, L.P.
900 North Michigan Avenue
Suite 1100
Chicago, Illinois 60611
Attention: Chief Operating Officer

With a copy to: Grosvenor Capital Management, L.P.
900 North Michigan Avenue
Suite 1100
Chicago, Illinois 60611
Attention: General Counsel

With a copy to: Mr. David Stein (Via E-Mail)
dstein@steincoinc.com

or to such other person or such other address designated by notice sent by Landlord to Tenant.

6. **Brokers.** Neither Landlord nor Tenant has dealt with any brokers or agents in connection with the negotiation or execution of this Amendment. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees and other liabilities for commissions or other compensation claimed by any broker or agent claiming the same by, through or under the indemnifying party.

7. **Successors and Assigns**. The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives and permitted assigns.

8. **Counterparts**. This Amendment may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument.

9. **Ratification**. The parties hereby affirm and ratify the Existing Lease, as modified by this Amendment. This Amendment constitutes the entire agreement among the parties hereto with respect to the matters stated herein and may not be amended or modified unless such amendment or modification shall be in writing and signed by the party against whom enforcement is sought. No further changes to the Lease may be made except by written agreement signed by the parties. In the event of any conflict or inconsistency between the terms of the Existing Lease and this Amendment, the provisions of this Amendment shall govern and control. This Amendment shall not be binding upon Landlord and Tenant unless and until this Amendment is signed by both parties hereto and a signed copy thereof is delivered by Landlord to Tenant.

10. **Capitalized Terms.** All capitalized terms used but not defined herein shall have the meanings attributed to them in the Lease.

[No further text on this page. Signature page follows.]

EXHIBIT A

17TH FLOOR EXPANSION PREMISES



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13
12
11
9
7
6
5
4
A
B
C
D
E
E.5
F
F.5
G
G.5
H
J
K
L
M
GROSVENOR CAPITAL
MANAGEMENT, LP
SUITE 1700
12,104 RSF
STAIR A
CAR 23
Phone Closet
MEN'S RESTROOM
CAR 17
CAR 18
CAR 19
ELEVATOR LOBBY
CECO Vault
CAR 20
CAR 21
CAR 22
Elect Vault
Tele Comm
WOMEN'S RESTROOM
CAR 41
STAIR B

SUITE 1700 LEASE PLAN

0 10 20 30 50 100

SCALE: 1" = 30'-0

DECEMBER 2019

900 NORTH MICHIGAN
Chicago, Illinois

Shapiro Associates
Architectural Services